UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

October 26, 2018

Date of Report (Date of earliest event reported)

ICC Holdings, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-681903	81-3359409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

225 20th Street, Rock Island, Illinois		61201
(Address of principal executive offices)		(Zip Code)

(309) 793-1700 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 26, 2018, the Audit Committee of the Board of Directors (the “Audit Committee”) of ICC Holdings, Inc. (the “Company”) concluded that the unaudited financial statements contained in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2018 (the “Q2 Form 10-Q”), filed with the United States Securities and Exchange Commission (the “SEC”) on August 14, 2018, should no longer be relied upon due to an error in estimating the contingent commissions.

The error primarily derives from certain contingent commission data inadvertently not being compiled, resulting in an understatement of contingent commission by $316,000, thereby changing the Company’s reported net earnings for the three and six months ended June 30, 2018 to a net loss of  $208,539 (from net earnings of $39,200) and net earnings of  $467,288 (from $715,027).  As a result of this restatement, total assets as of June 30, 2018 are expected to increase by $68,261, with accrued expenses expected to increase by $316,000 as of June 30, 2018. The Company intends to file as soon as practicable the restated financial statements for the period ended June 30, 2018, by filing an amendment to the Q2 Form 10-Q.

The Audit Committee chair and management have discussed the matter disclosed in this Current Report on Form 8-K with BKD, LLP, the Company’s independent registered public accounting firm. In addition, management discussed the matter with outside counsel.

Management is assessing any potential impact on the Company’s disclosure controls and procedures and internal control over financial reporting and will report its conclusions regarding the effectiveness of its disclosure controls and procedures and the Company’s internal control over financial reporting in Part I, Item 4 of its Quarterly Report on Form 10-Q/A for the period ended June 30, 2018.

This Current Report on Form 8-K, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s adjustment to contingent commissions, plans, objectives, expectations and intentions and other statements contained in this Current Report on Form 8-K that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions.  All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including statements relating to its adjustment to contingent commissions, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act.  The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control.  The statements in this Current Report on Form 8-K are made as of the date of this Current Report on Form 8-K, even if subsequently made available by the Company on its website or otherwise.  The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this Current Report on Form 8-K.

Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Company cannot guarantee their accuracy.  For a list of other factors which could affect the Company’s results, including earnings estimates, see the Company’s filings with the Securities and Exchange Commission, including “Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations” set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.  The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements.  No undue reliance should be placed on any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICC HOLDINGS, INC.

Dated: October 31, 2018

	By:	/s/ Michael R. Smith
Michael R. Smith
Chief Financial Officer